CONFIDENTIAL TREATMENT REQUESTED BY NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                    Exhibit 4.40

Contract registration number:
-------------------------------------------
|  |  |  |  |  |  |  |  |  |  |  |  |  |  |
-------------------------------------------


                          SOFTWARE DEVELOPMENT CONTRACT





Name of project:  Internal Decision & Support System of the State Administration
                  for Quality Supervision and Inspection and Quarantine of the PRC (Inspection and Quarantine Part)

Employer:         State Administration for Quality Supervision and Inspection
                  and Quarantine of the PRC ("Party A")

Contractor:       Beijing Ninetowns Ports Software and Technology Co., Ltd.
                  ("Party B")













Place of execution:  Beijing

Date of execution:   January 27, 2005

Term:                From January 27, 2005 to December 31, 2005

                   BEIJING TECHNOLOGY MARKET MANAGEMENT OFFICE

                      INSTRUCTIONS ON FILLING OUT THE FORM

1. The "Contract registration number" will be filled in by the Technology Contract Registration Section.

2. The term "Software Development Contract" means a contract entered into by the Parties in respect of the development of a new technology, new product, new process or new material and the system therefor.

3. For a project within a plan, the level of the plan should be filled in, i.e. State Council ministry or commission, provincial, autonomous region, municipality directly under the central government, municipality with independent development plans, prefectural or municipal (county) level plan. A (/) should be placed in the blank if the project is one which does not fall within the aforementioned plans.

4.       Contents and Scope of, and Requirements for, the Subject Technology

         Including the development objectives the project is meant to achieve, the scope of their use, the technical specifications and economic returns.

5.       Research and Development Plan

         Including the schedule for the stages of the development project which each Party is to undertake, the technical issues which need to be resolved and the objective to be reached at each stage, the deadline for completion of each stage, etc.

6. Method of Performing This Contract (including the method of delivery of the achievements and their quantity)

         (1) Technical documents, such as the product design, process rules, articles, reports, etc.

         (2) Magnetic disks, optical discs, magnetic tapes, computer software.

7.       Confidentiality of Technical Information and Data

         Including the details and term of the obligations of each Party to maintain the confidentiality of information and data and liability for divulging technical secrets.

8. A (/) should be placed in those blank spaces in this Contract which are meant to be filled in by the Parties but which the Parties deem not necessary to complete.

Pursuant to the Contract Law of the People's Republic of China, the Parties hereto have, after reaching a consensus through consultations, executed this Contract concerning the PRC Inspections Administration Internal Decision & Support System (Inspection and Quarantine Part) project.

1.       Details and Scope of, and Requirements for, the Subject Technology

         Party B has been engaged by Party A to develop the PRC Inspections Administration Internal Decision & Support System (Inspection and Quarantine Part). The definition of the specific details and functions thereof will comply with the description in, and be determined in accordance with, the Explanation of System Requirements.

         Scope of use: PRC Inspections Administration

         Requirements: Party B shall conduct a survey of requirements based on Party A's actual circumstances and the Parties shall sign a requirement analysis report. Party B shall proceed with the system plan design on the basis of the requirement analysis report. Once the consent of Party A has been obtained, the system design plan shall serve as the basis for the establishment of the project. The software provided by Party B shall not be the subject of any copyright dispute. If a copyright dispute arises in connection with the software provided by Party B, Party B shall bear all losses incurred by Party A as a result thereof.

2.       Target Technical Specifications and Parameters

         Search users:         no. of system users: 40 simultaneous users: > 10
         Interactive users:    no. of system users: 30 simultaneous users: > 10
         Analysis users:       no. of system users: 30 simultaneous users: > 10
         Development users:    no. of system users: 4
         Administrative users: no. of system users: 1

         Response time for a fixed data search under normal network conditions < 20 seconds Response time for processing dynamic data under normal network conditions < 10 minutes.

         Party A shall be responsible for providing the software, hardware, network equipment and environment and ensuring that they are in place on schedule.

3.       Research and Development Plan

         (1) Within 15 days of the work commencement date specified by the Parties, Party A shall cooperate with Party B in conducting the survey of requirements.

         (2) Party B shall, within the specified period of time, complete the system design plan based on the requirement analysis report signed by the Parties. After the Parties have signed the system design plan, Party B shall complete the system based on the project plan. Once Party A's equipment, network and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

                  environment are in place, testing and deployment shall be completed in accordance with the project plan.

         (3) Once deployment is complete, the system shall be subject to a 30-day trial run. Upon conclusion of the trial period, the Parties shall sign the acceptance report and the system shall commence normal operations.

4.       Method of Payment of the Project Outlays

         The total expenses for the project shall be *************************** ******** ************, of which **************** ************* is the development fee and ************************************* ***********
         is the software tool fee.

         Payment Schedule

         (1) First installment: within one week of the entry into effect of the Contract, 30 percent of the development fee and ********** of the software tool fee, totaling *************************** ********** ***********, shall be paid.

         (2) Second installment: after completion of development of the application software and within two months after the installation, debugging and trial run, ********** of the development fee, totaling ************************
                  ************ ***********, shall be paid.

         (3) Within one month after acceptance of the application software, the remaining **********, totaling **************************
                  **********, shall be paid.

         Payment method: the aforementioned amounts shall be transferred into Party B's account.

         Bank: Fengtai Science Park Branch of the Bank of China

         Account no.: 13459108091001

         Tax no.: 110106753348482

5.       Term, Place and Method of Performance

         This Contract shall be performed in Beijing between January 27, 2005 and December 31, 2005.

         Method of Performing This Contract

         (1) Party B shall develop the system in its offices and install it on Party A's premises.

         (2) Party B shall provide the files for, and Party A shall arrange, the acceptance check. After acceptance, Party A shall issue the acceptance report.

7.       Confidentiality of Technical Information and Data

         At all times, whether during the term or after the termination of this Contract, each Party shall maintain in strict confidence the confidential information concerning the other Party's affairs, business, operational methods, etc. in its possession and the technical documents provided by Party B, and shall execute a confidentiality agreement in respect thereof. Neither Party may disclose any confidential information to any third party at any time unless authorized to do so by the other Party or required in order for the concerned Party to carry out relevant activities.

8.       Details of Technical Cooperation and Technical Guidance

         Party B shall be responsible for providing technical training and technical consulting services to Party A in order to ensure that the system will operate in accordance with the specified standards under the normal configuration, a good environment and correct maintenance.

         During the course of the project, Party A shall provide to Party B the necessary business consulting and coordinate its relevant departments to give Party B the required support. When necessary, Party A shall convene the relevant departments to hold business coordination meetings in order to ensure the progress and quality of the development by Party B.

         Party B undertakes that it will provide concentrated training on using the system to Party A's personnel who will use the same. The training period shall be eight hours. Party B undertakes that it will provide maintenance and technical training to Party A's system maintenance personnel. The training period shall be jointly determined by the Parties.

9.       Ownership and Sharing of the Technical Achievements

         (1)      Patent Application Rights

                  Patent application rights shall vest in Party B.

         (2)      Rights to Use and Assign Technical Secrets

                  The right to use the technical secrets shall vest in Party A. Neither Party is permitted to transfer such technical secrets.

10.      Standards for, and Method of, Acceptance

         Once the developed technical achievements meet the target technical specifications set out in Article 2 hereof, the acceptance check shall be conducted by testing each individual item in accordance with the system acceptance standards provided by Party B and approved by Party A. Party A shall issue a technical project acceptance certificate. During the acceptance check, Party B shall provide the following files: an explanation of the requirements, a general explanation of the design, a detailed explanation of the design, an explanation of the design of the database, a test report, the source code package and operating package and the user manual.

11.      Bearing of Risk Liability

         The liability for risk for losses incurred during the performance of this Contract due to partial or total failure of the development effort resulting from technical difficulties which are truly difficult to surmount under the existing level and conditions shall be borne equally by the Parties.

         Method of Confirming Liability for Project Risks

         To be determined by the Parties through consultations.

12.      Calculation of Liquidated Damages or the Measure of Damages

         If a Party commits a breach of this Contract, it shall bear liability for breach of contract in accordance with the relevant provisions of the Contract Law of the People's Republic of China.

         (1) If Party A is in breach of Article 4 hereof, it shall bear the following liability for breach of contract:

                  It shall pay liquidated damages at a rate of 0.5 percent of the outstanding amount for each week of delay in payment.

         (2) If Party A is in breach of Article 7 hereof, it shall bear the following liability for breach of contract:

                  It shall pay liquidated damages equivalent to 20 percent of the Contract amount.

         (3) If Party B is in breach of Article 8 hereof, it shall bear the following liability for breach of contract:

                  It shall bear such liability for breach of contract as continuing performance of this Contract, taking remedial measures or compensating for losses, etc.

13.      Resolution of Contractual Disputes

         In the event of a dispute arising during performance of this Contract, the Parties may resolve the same through arbitration or a judicial procedure if conciliation or mediation is unsuccessful.

14.      Definition of Terms

         "PRC Inspections Administration" is the abbreviation of the State Administration for Quality Supervision and Inspection and Quarantine of the PRC.

15.      Miscellaneous Provisions

         (1) Any matter relating hereto but not expressly specified herein shall be provided for in the form of a written agreement after the Parties have reached a consensus thereon through amicable consultations.

         (2) Any matters not covered herein shall be resolved through amicable consultations. Any separate written agreement resulting from such consultations between the Parties shall serve as a supplement hereto and shall have the same legal validity and effect as this Contract.

         (3) In the event of a dispute over the foregoing contractual terms, the Parties shall resolve the same through amicable consultations. If consultations are unsuccessful, it shall be submitted to a legal institution for a ruling in accordance with relevant laws.

         (4) This Contract is made in two copies, of which the Parties shall each hold one copy.

------------------------------------------------------------------------------------------------------
           | Name               | Information Center of the State              |
           |                    | Administration for Quality Supervision and   |
           |                    | Inspection and Quarantine of the PRC         |
           |                    | (affix seal)                                 |
           |--------------------+----------------------------------------------| Technology Contract
           | Legal              |                                              | Seal or Official Seal
           | representative     |                                 (affix seal) | of Unit
           |--------------------+----------------------------------------------|
           | Appointed agent    |                                              | [Sealed]
           |                    | /s/ Wenke Lan                   (affix seal) | Contract Seal of the
           |--------------------+----------------------------------------------| Information Center of
Employer   | Contact (handling) |                                              | the State
(Party A)  | person             |                                 (affix seal) | Administration for
           |--------------------+----------------------------------------------| Quality Supervision
           | Domicile           | 9 Madian East Road,        | Postal |        | and Inspection and
           | (correspondence    | Haidian District, Beijing  | code   | 100088 | Quarantine of the PRC
           | address)           |                            |        |        |
           |--------------------+----------------------------------------------| January 27, 2005
           | Telephone          | 82262328     | Facsimile      |              |
           |--------------------+----------------------------------------------|
           | Bank               |                                              |
           |--------------------+----------------------------------------------|
           | Account no.        |                                              |
-----------+--------------------+----------------------------------------------+----------------------
           | Name               | Beijing Ninetowns Ports Software and         |
           |                    | Technology Co., Ltd. (affix seal)            |
           |--------------------+----------------------------------------------|
           | Legal              |                                              |
           | representative     | /s/ Shuang Wang                 (affix seal) |
           |--------------------+----------------------------------------------|
           | Appointed agent    |                                              | Technology Contract
           |                    |                                 (affix seal) | Seal or Official Seal
           |--------------------+----------------------------------------------| of Unit
Contractor | Contact (handling) |                                              |
(Party B)  | person             |                                 (affix seal) | [Sealed]
           |--------------------+----------------------------------------------| Contract Seal of
           | Domicile           | Rm 501, Union Plaza        | Postal |        | Beijing Ninetowns
           | (correspondence    | 20 Chaowai Street          | code   | 100020 | Ports Software and
           | address)           | Chaoyang District, Beijing |        |        | Technology Co., Ltd.
           |--------------------+----------------------------------------------|
           | Telephone          | 65887788     | Facsimile      | 65882260     |
           |--------------------+----------------------------------------------|
           | Bank               | Fengtai Science Park Branch of the Bank of   |
           |                    | China                                        |
           |--------------------+----------------------------------------------|
           | Account no.        | 13459108091001                               |
------------------------------------------------------------------------------------------------------

                           Affix Stamp Tax Stamp Here
                         -------------------------------

















--------------------------------------------------------------------------------
Reserved for the registration authority:









Handled by:              Technology contract registration authority (affix seal)
                               Date:
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                                      -8-